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EXHIBIT 3.3

                                        NUMBER: 311140

                          CERTIFICATE

                              OF

                         CHANGE OF NAME

                          COMPANY ACT



CANADA

PROVINCE OF BRITISH COLUMBIA


                     I Hereby Certify that

               GOLDEN UNICORN MINING CORPORATION

                has this day changed its name to

         CONSOLIDATED GOLDEN UNICORN MINING CORPORATION


                              Issued under my hand at Victoria,
                              British Columbia on March 29, 1995




                                        /s/ John S. Powell
                                        JOHN S. POWELL
                                        Registrar of Companies